Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (Amendment #2) of our report dated March 23, 2012 with respect to the audited consolidated financial statements of Dune Energy, Inc for the year ended December 31, 2011 and 2010 appearing in the Company’s Annual Report of Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us as “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone– bailey.com

Houston, Texas

May 29, 2012